Exhibit 99.2

YETI Announces Change to a Virtual Meeting for 2020 Annual Meeting of Stockholders

Austin, Texas, May 7, 2020 – YETI Holdings, Inc. (“YETI”) (NYSE: YETI) today announced that the location of its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) has been changed. Due to the ongoing public-health crisis caused by the coronavirus (COVID-19) pandemic, recommendations of health officials regarding large in-person gatherings, and the importance of safeguarding the health and well-being of all YETI stakeholders, the Annual Meeting will be held in a virtual meeting format via live webcast at www.virtualshareholdermeeting.com/ YETI2020, rather than in person. As previously announced, the Annual Meeting will be held on Wednesday, May 20, 2020, at 11:30 a.m. CDT.

Information about the Annual Meeting

Attendance and Participation

As described in the previously distributed proxy materials for the Annual Meeting, stockholders at the close of business on March 25, 2020, the record date, are entitled to participate in the Annual Meeting. The proxy card included with the proxy materials will not be updated to reflect the change in location and format and may continue to be used to vote shares in connection with the Annual Meeting.

Our virtual Annual Meeting will be conducted on the Internet via live webcast at www.virtualshareholdermeeting.com/YETI2020. By logging into the webcast, stockholders of record will be able to participate in and listen to the meeting from any location and electronically vote their respective shares on all proposals to be considered at the Annual Meeting. To participate in the virtual Annual Meeting, stockholders will need the 16-digit control number included on their respective proxy card, their voting instruction form, or the Notice of Internet Availability of Proxy Materials previously mailed or made available to stockholders entitled to vote at the Annual Meeting.

The virtual Annual Meeting will begin promptly at 11:30 a.m. CDT on Wednesday, May 20, 2020. Online access and check-in will begin at 11:15 a.m. CDT. Participants should allow plenty of time to log in prior to the start of the Annual Meeting.

The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins.

Questions

The Company will answer questions during the Annual Meeting that are submitted in advance by stockholders. Each stockholder will be limited to no more than one question. If a stockholder wishes to submit a question, he or she may do so by visiting www.proxyvote.com. Such stockholder should have his or her proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials in hand when accessing the website and following the instructions. Questions may be submitted prior to the Annual Meeting until 11:59 p.m. EDT on Monday, May 18, 2020.

Questions pertinent to the business of the Annual Meeting will be read aloud and answered during the virtual Annual Meeting, subject to time constraints. Appropriate questions received but not addressed at the meeting due to time constraints will be posted, along with our responses, in the Investors section of our website as soon as practical after the conclusion of the Annual Meeting.

Stockholder List

Beginning 15 minutes prior to and during the Annual Meeting, the list of our stockholders of record entitled to vote at the Annual Meeting will be available for viewing by stockholders for any purpose germane to the meeting at www.virtualshareholdermeeting.com/YETI2020. In addition, information on how to obtain access to this list of stockholders will be available during the ten days preceding the Annual Meeting on our website at www.yeti.com/investors. Stockholders requesting access to the list will be asked to provide the 16-digit control number found on their proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials previously mailed or made available to stockholders entitled to vote at the Annual Meeting.

Technical Difficulties

Technical support will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/YETI2020, beginning at 11:15 a.m. CDT on May 20, 2020 through the conclusion of the Annual Meeting.

About YETI Holdings, Inc.
Headquartered in Austin, Texas, YETI is a global designer, retailer, and distributor of innovative outdoor products. From coolers and drinkware to backpacks and bags, YETI products are built to meet the unique and varying needs of diverse outdoor pursuits, whether in the remote wilderness, at the beach, or anywhere life takes our customers. By consistently delivering high-performing, exceptional products, we have built a strong following of brand loyalists throughout the world, ranging from serious outdoor enthusiasts to individuals who simply value products of uncompromising quality and design. We have an unwavering commitment to outdoor and recreation communities, and we are relentless in our pursuit of building superior products for people to confidently enjoy life outdoors and beyond. For more information, please visit www.YETI.com.
Investor Relations Contact:
Tom Shaw, 512-271-6332
Investor.relations@yeti.com
Media Contact:
YETI Holdings, Inc. Media Hotline
Media@yeti.com

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